UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2023, Semtech Corporation (the “Company”) entered into a cooperation agreement (the “Agreement”) with Lion Point Capital, LP and certain of its affiliates (“Lion Point”).

Pursuant to the terms of the Agreement:

•

The board of directors of the Company (the “Board”) will interview a group of director candidates recommended by Lion Point and express its views regarding the candidates, which Lion Point will consider in good faith. Within 30 days from the date of the Agreement, the Board will appoint to the Board two new independent directors selected from that group of candidates by Lion Point in accordance with the terms of the Agreement (the “Investor Directors”), each with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”);

•

The Board will commence a search for two additional new independent directors, confer with Lion Point in good faith, and appoint those two new independent directors to the Board in accordance with the terms of the Agreement (the “Additional Directors”). To the extent any of the Additional Directors are appointed prior to the 2023 Annual Meeting, such directors will have a term expiring at the 2023 Annual Meeting; and

•

The slate of director nominees recommended by the Board for election at the Company’s 2023 Annual Meeting will include the Investor Directors and, if appointed prior to the 2023 Annual Meeting, the Additional Directors, as well as not more than eight current directors.

In addition, pursuant to the terms of the Agreement:

•	each of the Investor Directors will be appointed to the Nominating and Corporate Governance Committee of the Board; and

•	the Board will form a CEO search committee having four members, including the two Investor Directors.

Pursuant to the Agreement, until the date that is the earlier of 15 days prior to the deadline for stockholder nominations for director elections for the 2024 annual meeting of stockholders and 120 days prior to the anniversary of the 2023 Annual Meeting, Lion Point has agreed to customary standstill, voting and other obligations, including supporting each director nominated and recommended by the Board for election at the 2023 Annual Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of March 17, 2023, between Semtech Corporation and Lion Point Master, LP, Lion Point Capital, LP, Lion Point Capital GP, LLC, Lion Point Holdings GP, LLC and Didric Cederholm

99.1	Press Release, dated March 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: March 20, 2023	By:	/s/ Emeka N. Chukwu
Name: Emeka N. Chukwu
Title: Chief Financial Officer